SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM S-1
POST-EFFECTIVE AMENDMENT NUMBER 37 TO
REGISTRATION STATEMENT NUMBER 33-22503
Ameriprise Stock Market Certificate
UNDER
THE SECURITIES ACT OF 1933
AMERIPRISE CERTIFICATE COMPANY
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
6725
(Primary Standard Industrial Classification Code Number)
41-6009975
(I.R.S. Employer Identification No.)
70100 Ameriprise Financial Center, Minneapolis, MN 55474, (612) 671-3131
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott R. Plummer — 5228 Ameriprise Financial Center,
Minneapolis, MN 55474, (612) 671-1947
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 37 TO
REGISTRATION STATEMENT NO. 33-22503
Cover Page
Ameriprise Stock Market Certificate Prospectus, part of the combined prospectus, filed in Post-Effective Amendment No. 40 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate on or about April 26, 2010 is incorporated by reference.
Part II Information
Signatures
Exhibits

The combined Prospectus containing information for Ameriprise Stock Market Certificate filed in Post-Effective Amendment No. 40 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate on or about April 26, 2010, is incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13. Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.
Item 14. Indemnification of Directors and Officers.
The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.
The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.
Item 15. Recent Sales of Unregistered Securities.
N/A
Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

1	Distribution Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Financial Services, Inc. filed electronically on or about Feb. 26, 2007 as Exhibit 1 to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

2	Not Applicable.

3(a)	Amended and Restated Certificate of Incorporation of American Express Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company’s 2005 annual report on Form 10-K is incorporated by reference.

3(b)	Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

4	Not Applicable.

5	An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.
6 through 9 None.

10(a)	Investment Advisory and Services Agreement, dated Dec. 31, 2006, between ACC and RiverSource Investments, LLC, filed electronically on or about Feb. 26, 2007 as Exhibit 10(a) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(b)	Administration and Services Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company’s 2005 annual report on Form 10-K is incorporated by reference.

10(c)	Depositary and Custodial Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Trust Company, filed electronically on or about Feb. 26, 2007 as Exhibit 10(c) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(d)	Transfer Agent Agreement, dated Dec. 31, 2006 between ACC and RiverSource Service Corporation filed electronically on or about Feb. 26, 2007 as Exhibit 10(e) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(e)	Capital Support Agreement by and between Ameriprise Financial, Inc. and Ameriprise Certificate Company, dated as of March 2, 2009, filed electronically on or about March 2, 2009 as Exhibit 10(f) to Ameriprise Certificate Company’s Form 10-K is incorporated by reference.
11 through 13 None

14(a)	Code of Ethics under rule 17j-1 for Ameriprise Certificate Company, filed electronically as Exhibit 10 (p) (1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

14(b)	Code of Ethics adopted under Rule 17j-1 for Registrant’s principal underwriter, dated April 2008, filed electronically on or about April 24, 2009 as Exhibit (14)(b) to Post-Effective Amendment No. 39 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

14(c)	Code of Ethics adopted under Rule 17j-1 for Registrant’s investment adviser, dated Nov. 15, 2009, filed electronically on or about April 26, 2010 as Exhibit (14)(c) to Post-Effective Amendment No. 40 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.
15 through 22 None

23	Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

24(a)	Directors’ Power of Attorney, dated March 2, 2010, is filed electronically herewith as Exhibit 24(a) to Registrant’s Post-Effective Amendment No. 37 to Registration Statement No. 33-22503.

24(b)	Director’s Power of Attorney, dated Feb. 24, 2009, filed electronically on or about April 24, 2009 as Exhibit 24(b) to Registrant’s Post-Effective Amendment No. 37 to Registration Statement No. 33-22503 is incorporated by reference.

24(c)	Officers’ Power of Attorney, dated Feb. 24, 2009, filed electronically on or about April 24, 2009 as Exhibit 24(c) to Registrant’s Post-Effective Amendment No. 37 to Registration Statement No. 33-22503 is incorporated by reference.
25 through 27 None.

(b)	The financial schedules for Ameriprise Certificate Company filed electronically on Feb. 24, 2010 with Ameriprise Certificate Company’s 2009 annual report filed on Form 10-K are incorporated by reference.
Item 17. Undertakings.
Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc., as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm.

24(a)	Directors’ Power of Attorney, dated March 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 26, 2010.
AMERIPRISE CERTIFICATE COMPANY

By:	/s/ William F. Truscott
William F. Truscott
President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 26, 2010.

Signature	Capacity

/s/ William F. Truscott William F. Truscott	President and Director (Principal Executive Officer)

/s/ Ross Palacios Ross Palacios	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David K. Stewart David K. Stewart	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Rodney P. Burwell* Rodney P. Burwell	Director

/s/ Jean B. Keffeler* Jean B. Keffeler	Director

/s/ Karen M. Bohn* Karen M. Bohn	Director

*	Signed pursuant to Directors’ Power of Attorney, dated March 2, 2010, filed electronically herewith as Exhibit 24(a), by:

By:	/s/ Scott R. Plummer
Scott R. Plummer